Exhibit 10.3

ACCO BRANDS CORPORATION INCENTIVE PLAN
20__ - 20__ PERFORMANCE STOCK UNIT AWARD AGREEMENT
U. S. EMPLOYEES
THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT, including the Participant Covenants set forth in Attachment A hereto (“Participant Covenants”), (collectively, the “Agreement”) is made and entered into and effective this __________, 20__ (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (collectively with all Subsidiaries, the “Company”) and ______________ (“Participant”).
WHEREAS, the Company desires to grant to the Participant an Award of Performance Stock Units under the ACCO Brands Corporation Incentive Plan (the “Plan”) as set forth in this Agreement.
NOW THEREFORE, the Company and the Participant agree as follows:
1.Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

2.Award of Performance Stock Units. The Company hereby grants to the Participant on the Grant Date an Award of ___________ Performance Stock Units at Target, or such lesser or greater number of Performance Stock Units, as may be earned upon the attainment of applicable performance objectives set forth in Schedule I hereto. Each Performance Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms and conditions of this Agreement, one (1) share of Common Stock (“Share”) upon becoming earned and vested in accordance with Section 3 and settlement in accordance with Section 4. The Company shall hold the Performance Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of the Company or the Shares that may become issuable to the Participant under Section 4, and shall have the status of a general unsecured creditor of the Company. THIS AWARD IS CONDITIONED ON THE PARTICIPANT SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS AGREEMENT) NO LATER THAN ___________, 20__, WHICH THE PARTICIPANT ACCEPTS UPON HIS OR HER ELECTRONIC EXECUTION OF THIS AGREEMENT AS DESCRIBED BELOW, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PARTICIPANT COVENANTS SET FORTH ON ATTACHMENT A HERETO THAT APPLY DURING THE PARTICIPANT’S EMPLOYMENT AND FOLLOWING A TERMINATION OF THE PARTICIPANT’S EMPLOYMENT FOR ANY REASON.

3.Vesting.

(a)Generally. The period during which the Performance Stock Units awarded hereunder may become earned and vested shall commence on January 1, 20__ and end on December 31, 20__ (the “Performance Period”). Except as otherwise provided in this Section 3, the Performance Stock Units shall be wholly or partially earned and vested to the extent of the attainment of the performance objectives set forth in Schedule I for the Performance Period and provided that the Participant has been continuously employed by the Company from the Grant Date through the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.

(b)Death; Disability. Upon the death of the Participant while employed by the Company or the Participant’s Separation from Service due to the Participant’s Disability before the last day of the Performance Period, a number of Performance Stock Units shall become earned and vested (rounded up to the next integer) equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such death or Separation from Service and the denominator of which is the number of days from first day of the Performance Period through the last day of the Performance Period multiplied by (ii) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.

(c)Retirement. Upon the Participant’s Separation from Service due to Retirement occurring after the first anniversary of the Grant Date and before the last day of the Performance Period, a number of Performance Stock Units shall become earned and vested on the last day of the Performance Period (rounded up to the next integer) equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such Separation from Service and the denominator of which is the number of days from first day of the Performance Period through the last day of the Performance Period multiplied by (ii) the number of Performance Stock Units that would have been earned during the Performance Period in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed through the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.

(d)Involuntary Termination Without Cause. Upon the Participant’s involuntary termination of employment without Cause after June 30, 20__ and before the last day of the Performance Period (“Involuntary Termination”), a number of Performance Stock Units shall become earned and vested on the last day of the Performance Period (rounded up to the next integer) equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such Involuntary Termination and the denominator of which is the number of days from first day of the Performance Period through the last day of the Performance Period multiplied by (ii) the number of Performance Stock Units that would have been earned during the Performance Period in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed to the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested. For purposes of this Agreement, except as otherwise defined under the Plan, “Cause” shall mean (x) a material breach by the Participant of those duties and responsibilities that do not differ in any material respect from the Participant’s duties and responsibilities during the 90-day period immediately prior to such Separation from Service, which breach is demonstrably willful and deliberate on the Participant’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Committee specifying such breach, (y) the conviction of the Participant of a felony, or (z) dishonesty or willful misconduct in connection with the Participant’s employment or services, including a breach of the Company’s Code of Business Conduct & Ethics, resulting in material economic harm to the Company.

(e)Change in Control.

(i)Section 12 of the Plan Governs. The provisions of Section 12 of the Plan shall apply in the event of a Change in Control.

(ii)Good Reason. For purposes of this Agreement and Section 12 of the Plan, except as otherwise defined under the Plan, “Good Reason” shall mean (A) a material reduction in the Participant’s annual base salary or annual bonus potential from those in effect immediately prior to the Change in Control or (B) the Participant’s mandatory relocation to an office more than 50 miles from the primary location at which the Participant is required to perform the Participant’s duties immediately prior to the Change in Control, and which reduction or relocation is not remedied within 30 days after receipt of written notice from the Participant specifying that “Good Reason” exists for purposes of this Award. Notwithstanding the foregoing, the Participant’s voluntary Separation from Service for Good Reason shall not be effective unless (1) the Participant delivers a written notice setting forth the details of the occurrence giving rise to the claim of Separation from Service for Good Reason within a period not to exceed 90 days after its initial existence and (2) the Company fails to cure the same within a 30-day period.

(iii)24 Months After Change in Control. Any Separation from Service of the Participant occurring more than 24 months after a Change in Control shall be governed by the provisions of Section 3 of this Agreement other than Section 3(e)(i).

(f)Divestiture. If the Participant’s employment with the Company ceases upon the occurrence of a transaction, other than a Change in Control, after the first anniversary of the Grant Date and before the last day of the Performance Period, by which the Subsidiary that is the Participant’s principal employer ceases to be a Subsidiary of ACCO Brands Corporation (“Divestiture”), a number of Performance Stock Units shall become earned and vested (rounded up to the next integer) equal to (i) the fraction the numerator of which is the number of days the Participant was continuously employed from the first day of the Performance Period through the date of the Divestiture and the denominator of which is the number of days from first day of the Performance Period through the last day of the Performance Period multiplied by (ii) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming earned and vested under this Section 3(f) upon the Divestiture.

(g)Cancellation. Except as otherwise provided under this Section 3,     any Performance Stock Units that are forfeited shall be automatically cancelled and shall terminate.

4.Settlement.

(a)Issuance of Shares. The Company (or its successor) shall cause its transfer agent for Common Stock to register shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to the number of Performance Stock Units becoming earned and vested pursuant to Section 3:
(i)General. As soon as may be practicable after the last day of the Performance Period, but not later than two and one-half (2-1/2) months after such end date, in any case otherwise not covered under this Section 4(a);

(ii)Death; Disability; Divestiture. Within 60 days following the Participant’s death, Separation from Service due to Disability, or termination of employment due to a Divestiture; provided, in the event that the Participant’s termination of employment due to a Divestiture is not a Separation from Service, the issuance of Shares shall be postponed until the earliest to occur of the Participant’s Separation from Service or the date for settlement under Section 4(a)(i);

(iii)Post-Change in Control Separation. Within 60 days following the Participant’s Separation from Service by the Company without Cause or by the Participant for Good Reason as may apply under Section 12(b) of the Plan; or

(iv)Section 12(b)(iii) Change in Control. On the date of the Change in Control as may apply under Section 12(b)(iii) of the Plan.

(b)Withholding Taxes. Unless otherwise determined by the Committee at any time prior to settlement, at the time that Shares are issued to the Participant, or any earlier such time in which income or employment taxes may become due and payable, the Company may satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares (or other taxable event) by withholding from Shares issuable to the Participant hereunder such number of Shares having an aggregate Fair Market Value equal to the amount of such required withholding. In lieu of Share withholding, the Participant may satisfy such obligation by tendering payment of cash to the Company of such required withholding amount.

5.No Transfer or Assignment of Performance Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Performance Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Performance Stock Units are delivered to the Participant or his designated representative. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Participant is an employee of the Company.

6.Legality of Initial Issuance. No Shares shall be issued unless and until the Company has determined that (a) any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and (b) all other applicable provisions of state or federal law have been satisfied.

7.Participant Covenants; Forfeiture. In consideration of this Award, the Participant agrees to the covenants, the Company remedies for a breach thereof, and other provisions set forth in the Participant Covenants, attached hereto, incorporated into, and being a part of this Agreement. The provisions of Section 3 to the contrary notwithstanding, in addition to any other remedy set forth in SECTION 7 of the Participant Covenants, the Participant’s Performance Stock Units, whether or not then earned and vested, shall be immediately forfeited and cancelled in the event of the Participant’s breach of any covenant set forth in SECTIONS 3, 4.1 or 4.2 of the Participant Covenants.

8.Miscellaneous Provisions.

(a)Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Performance Stock Units until the date that the Company delivers such Shares to the Participant or the Participant’s representative.

(b)Dividend Equivalents. As of each dividend date with respect to Shares, an unvested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Performance Stock Units held by the Participant as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Performance Stock Units equal to the number of whole and fractional Shares that could have been purchased at the Fair Market Value on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, the Participant shall be awarded an unvested dividend equivalent of an additional number of Performance Stock Units equal to the product of (i) the number of his Performance Stock Units then held on the related dividend record date multiplied by the (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to the Participant shall be added to and in all respects thereafter be treated as additional Performance Stock Units under this Agreement.

(c)No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without Cause.

(d)Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he most recently provided to the Company.

(e)Entire Agreement; Amendment; Waiver. This Agreement (including the Participant Covenants) constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; provided, if the Participant is bound by any restrictive covenant contained in a previously-executed agreement with the Company, such restrictions shall be read together with the Participant Covenants to provide the Company with the greatest amount of protection, and to impose on the Participant the greatest amount of restriction, allowed by law. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(f)Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.

(g)Successors.

(i)Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 5 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(ii)Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

(h)Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(i)Section 409A. Anything in this Agreement to the contrary notwithstanding:

(i)General. This Agreement shall be interpreted so as to comply with or satisfy an exemption from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Section 409A”). The Committee may in good faith make the minimum modifications to this Agreement as it may deem appropriate to comply with Section 409A while to the maximum extent reasonably possible maintaining the original intent and economic benefit to the Participant and the Company of the applicable provision.

(ii)Specified Employees. To the extent required by Section 409A(a)(2)(B)(i), settlement of Performance Stock Units to the Participant, who is a “specified employee” that is due upon the Participant’s Separation from Service shall be delayed and paid in a lump sum within seven (7) days (and the Company shall have sole discretion to determine the taxable year in which it is paid) after the earlier of the date that is six (6) months after the date of such Separation from Service or the date of the Participant’s death after such Separation from Service. For such purposes, whether the Participant is a “specified employee” shall be determined in accordance with the default provisions of Treasury Regulation Section 1.409A-1(i), with the “identification date” to be December 31 and the “effective date” to be the April 1 following the identification date (as such terms are used under such regulation).

(j)Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

By opening each of the two parts of this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:

(1)
Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the E*Trade online system by use of the username and password created by the Participant;

(2)
Acknowledges that he or she has read and understands the ACCO Brands Corporation Incentive Plan 20__-20__ Performance Stock Unit Award Agreement in its entirety, including Schedule I and the Participant Covenants; and

(3)
Accepts and agrees to the terms and conditions of the ACCO Brands Corporation Incentive Plan 20__-20__ Performance Stock Unit Award Agreement in its entirety, including Schedule I and the Participant Covenants.

[Signature page follows]

ACCO     Brands Corporation                    PARTICIPANT

______________________________            [Please see above]

SCHEDULE I
Performance Objectives for the Fiscal 20__ - 20__ Performance Period

ATTACHMENT A
PARTICIPANT COVENANTS
THE PURPOSE OF THE PARTICIPANT COVENANTS IS TO PROTECT, TO THE FULLEST EXTENT OF THE LAW, THE COMPANY’S PROPRIETARY AND CONFIDENTIAL INFORMATION, INCLUDING TRADE SECRETS, FROM ANY ACTIVITY THAT VIOLATES THE COMPANY’S LEGALLY PROTECTABLE RIGHTS, SUBJECT ONLY TO ANY RESTRICTIONS IMPOSED BY LAW.

SECTION 1	Position of Special Trust and Confidence.

1.1The Company is placing the Participant in a special position of trust and confidence. As a result of this Agreement and the Participant’s position with the Company, the Participant will receive Confidential Information (defined below) related to his position, authorization to communicate and develop goodwill with Company customers, and/or specialized training related to the Company’s business. The Participant agrees to use these advantages of employment to further the business of the Company and, subject to SECTION 3.1 and any other legal requirement, not to knowingly cause harm to the business of the Company. The Company’s agreement to provide the Participant with these benefits, and the Award hereunder, gives rise to an interest in reasonable restrictions on the Participant’s competitive and post-employment conduct.

1.2The Participant shall dedicate his full working time and efforts to the business of the Company and shall not undertake or prepare to undertake any conflicting business activities while employed with the Company. These duties supplement and do not replace or diminish the common law duties the Participant would ordinarily have to the Company as the employer.

SECTION 2Consideration. In exchange for the Participant’s promises and obligations herein, the Company is granting the Participant the Award hereunder. The Company also agrees to provide the Participant with portions of its Confidential Information, authorization to communicate and develop goodwill with the Company customers, and/or specialized training related to the Company’s business. The Participant understands and agrees that the foregoing promises and benefits have material value and benefit to the Company, above and beyond any continuation of Company employment, and that the Participant would not be entitled to such consideration unless he signs and agrees to be bound by the Participant Covenants. The Company agrees to provide the Participant the consideration described in this SECTION 2 only in exchange for his compliance with all the terms of the Participant Covenants.

SECTION 3Confidentiality and Business Interests.

3.1For avoidance of doubt (a) no obligations under this SECTION 3 or elsewhere in the Participant Covenants prohibit or restrict the Participant (or the Participant’s attorney) from initiating communications directly with, responding to any inquiry from, or providing testimony before any U.S. or state or federal self-regulatory organization or any U.S. or state or federal regulatory authority, and (b) no obligations under this SECTION 3 or elsewhere in the Participant Covenants require the Participant to contact the Company regarding the subject matter of any such communications, response, or testimony before engaging in such communications, response, or testimony.

3.2Subject to SECTION 3.1 and any other legal requirement, the Participant agrees: (i) to keep secret and confidential and neither use nor disclose, by any means, either during or after a termination of his employment for any reason, any Confidential Information except as provided below or required in his employment with, or authorized in writing by, the Company and (ii) to keep confidential and not disclose or use, either during or after a termination of his employment for any reason, any confidential information or trade secrets of others which the Participant receives during the course of his employment with the Company for so long as and to the same extent as the Company is obligated to retain such information or trade secrets in confidence.

3.3The obligations under this SECTION 3 shall not apply to Confidential Information to the extent that it: (a) is or becomes publicly known by means other than the Participant’s failure to perform his obligations under the Participant Covenants; (b) was known to the Participant prior to disclosure to the Participant by or on behalf of the Company and the Participant; or (c) is received by the Participant in good faith from a third party which has no obligation of confidentiality to the Company with respect thereto. Notwithstanding anything contained herein to the contrary, Confidential Information shall not lose its protected status under the Participant Covenants if it becomes generally known to the public or to other persons through improper means. The Company’s confidential exchange of Confidential Information with a third party for business purposes shall not remove it from protection under the Participant Covenants.

3.4Subject to SECTION 3.1 and any other legal requirement, if disclosure of Confidential Information is compelled by subpoena, the Participant shall give the Company as much written notice as possible under the circumstances.

3.5The Participant agrees not to disclose to the Company nor to utilize in the Participant’s work for the Company any confidential information or trade secrets of others known to the Participant and obtained prior to the Participant’s employment by the Company (including prior employers).

3.6Subject to SECTION 3.1 and any other legal requirement, the Participant shall deliver to the Company promptly upon the end of the Participant’s employment all written and other materials which constitute or contain Confidential Information or which are the property of the Company (regardless of media), and shall not remove, erase, destroy, impede the Company’s access to, or take any such written and other materials. The Participant shall preserve records on the Company customers, prospects, vendors, suppliers, and other business relationships, and, subject to SECTION 3.1 and any other legal requirement, shall not knowingly use these records to harm the Company’s business interests. Upon termination of the Participant’s employment, the Participant shall return all such records, and any copies (tangible and intangible) to the Company. The Company is only authorizing the Participant to access and use the Company’s computers, email, or related computer systems to pursue matters that are consistent with the Company’s business interests. Access or use of such systems to pursue personal business interests apart from the Company, to compete or to prepare to compete, or, subject to SECTION 3.1 and any other legal requirement, to otherwise knowingly undermine the Company’s interests (such as, by way of example, removing, erasing, impeding the Company’s access to, or destroying its records or programs) is strictly prohibited and outside the scope of the Participant’s authorized use of the Company’s systems.

SECTION 4Non-Interference Covenants. The Participant agrees that the following covenants are (a) ancillary to the other enforceable agreements contained in the Participant Covenants Attachment A, and (b) reasonable and necessary to protect the Company’s legitimate business interests.

4.1The Participant agrees that for a period of [24][12] months following the end of his employment with the Company for any reason, the Participant shall not interfere with the Company’s business relationship with any Company employee, by soliciting or communicating with such an employee to induce or encourage him to leave the Company’s employ (regardless of who initiates the communication), by helping another person or entity evaluate a Company employee as an employment candidate, or by otherwise helping any person or entity hire an employee away from the Company.

4.2The Participant agrees that for a period of [12][6] months following the end of his employment with the Company for any reason, the Participant shall not interfere with the Company’s business relationships with a Covered Customer, by: (a) participating in, supervising, or managing (as an employee, consultant, contractor, officer, owner, director, or otherwise) any Competing Activities for, on behalf of, or with respect to a Covered Customer; or (b) soliciting or communicating (regardless of who initiates the communication) with a Covered Customer to induce or encourage the Covered Customer to: (i) stop or reduce doing business with the Company, or (ii) to buy a Conflicting Product or Service.

4.3Notice and Survival of Restrictions.

(a)Before accepting new employment, the Participant shall advise every future employer of the restrictions in the Participant Covenants. The Participant agrees that the Company may advise a future employer or prospective employer of the Participant Covenants and its position on the potential application of the Participant Covenants.

(b)The Participant Covenants post-employment obligations shall survive the termination of the Participant’s employment with the Company for any reason. If the Participant violates one of the post-employment restrictions in the Participant Covenants on which there is a specific time limitation, the time period for that restriction shall be extended by one day for each day the Participant violates it, up to a maximum extension equal to the length of time prescribed for the restriction, so as to give the Company the full benefit of the bargained-for length of forbearance.

(c)It is the intention of the Parties that, if any court construes any provision or clause of the Participant Covenants, or any portion thereof, to be illegal, void or unenforceable, because of the duration of such provision, the scope or the subject matter covered thereby, such court shall reduce the duration, scope, or subject matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

4.4To the extent that the Participant is a resident of California and subject to its laws: (a)  the restriction in SECTION 4.2(a) shall not apply; (b) the restriction in SECTION 4.2(b) shall be limited so that it only applies where the Participant is aided by the use or disclosure of Confidential Information; (c) the restriction in SECTION 4.1 is deemed rewritten to provide as follows: For a period of two (2) years immediately following the termination of the Participant’s employment with the Company for any reason, the Participant shall not, either directly or indirectly, solicit any of the Company’s employees, with whom the Participant worked at any time during his employment with the Company, to leave their employment with the Company or to alter their relationship with the Company to the Company’s detriment; and (d) the jury trial waiver provision in the Agreement shall not apply.

SECTION 5Definitions. For purposes of the Agreement, the following terms shall have the meanings assigned to them below:

5.1“Competing Activities” are any activities or services undertaken on behalf of a Competitor that are the same or similar in function or purpose to those the Participant performed for the Company in the two (2) year period preceding the end of the Participant’s employment with the Company, or that are otherwise likely to result in the use or disclosure of Confidential Information. Competing Activities are understood to exclude: activities on behalf of an independently operated subsidiary, division, or unit of a diversified corporation or similar business that has common ownership with a competitor so long as the independently operated business unit does not involve a Conflicting Product or Service; and, a passive and non-controlling ownership interest in a competitor through ownership of less than 2% of the stock in a publicly traded company.

5.2“Confidential Information” includes but is not limited to any technical or business information, know-how or trade secrets, patentable or not, in any form, including but not limited to data; diagrams; business, marketing or sales plans; notes; drawings; models; prototypes; specifications; manuals; memoranda; reports; customer or vendor information; pricing or cost information; and computer programs, which are furnished to the Participant by the Company or which the Participant procures or prepares, alone or with others, in the course of his employment with the Company.

5.3“Conflicting Product or Service” is a product or service that is the same or similar in function or purpose to a Company product or service, such that it would replace or compete with: (a) a product or service the Company provides to its customers; or (b) a product or service that is under development or planning by the Company but not yet provided to customers and regarding which the Participant was provided Confidential Information in the course of employment. Conflicting Products or Services do not include a product or service of the Company if the Company is no longer in the business of providing such product or service to its customers at the relevant time of enforcement.

5.4“Covered Customer” is a Company customer (natural person or entity) that the Participant had business-related contact or dealings with, or received Confidential Information about, in the two (2) year period preceding the end of the Participant’s employment with the Company. References to the end of the Participant’s employment in the Participant Covenants refer to the end, whether by resignation or termination, and without regard for the reason employment ended.

5.5“Competitor”    is any person or entity engaged in the business of providing a Conflicting Product or Service.

5.6Section references are to sections of the Participant Covenants unless provided otherwise.

SECTION 6Notices. While employed by the Company, and for two (2) years thereafter, the Participant shall: (a) give the Company written notice, ATT: General Counsel, at least thirty (30) days prior to going to work for a Competitor; (b) provide the Company with sufficient information about his new position to enable the Company to determine if the Participant’s services in the new position would likely lead to a violation of any of the Participant Covenants; and (c) within thirty (30) days of any request made by the Company to do so, participate in a mediation or in-person conference to discuss and/or resolve any issues raised by the Participant’s new position. The Participant shall be responsible for all consequential damages caused by failure to give the Company notice as provided in this SECTION 6.

SECTION 7Remedies. If the Participant breaches or threatens to breach the Participant Covenants, the Company may recover: (a) an order of specific performance or declaratory relief; (b) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction; (c) damages; (d) attorney’s fees and costs incurred in obtaining relief; and (e) any other legal or equitable relief or remedy allowed by law. One Thousand Dollars ($1,000.00) is the agreed amount for the bond to be posted if an injunction is sought by the Company to enforce the restrictions in the Participant Covenants on the Participant.

SECTION 8Return of Consideration. The Participant specifically recognizes and agrees that the covenants set forth in the Participant Covenants are material and important terms of this Agreement, and the Participant further agrees that should all or any part or application of SECTION 4.2 be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Participant and the Company (despite, and after application of, any applicable rights to reformation that could add or renew enforceability), the Company shall be entitled to receive from the Participant the cash equivalent of the Fair Market Value of all Shares paid to the Participant pursuant to the terms of this Agreement, which Fair Market Value shall be determined as of the date of payment or exercise, as the case may be, to the Participant pursuant to Section 4 of this Agreement. The return of consideration provided for in this SECTION 8 is in addition to the remedies for breach provided for in SECTION 7.